EXHIBIT INDEX

Exhibit (e)       Distribution Agreemen, dated Oct. 1, 1999

Exhibit (i):      Opinion and consent of counsel

Exhibit (j):      Independent auditors' consent

Exhibit (p)(1)    Directors' Power of Attorney, dated April 19, 1999

Exhibit (p)(2):   Officers' Power of Attorney, dated April 20, 199

Exhibit (p)(3):   Trustees' Power of Attorney, dated Jan. 14, 1999

Exhibit (p)(4):   Officers' Power of Attorney, dated March 1, 1999